EXHIBIT A

                   BEAR STEARNS ASSET BACKED SECURITIES I LLC

                                 TERMS AGREEMENT
                                 ---------------

                                                           Dated: March 14, 2007

To:                       BEAR STEARNS ASSET BACKED SECURITIES I LLC
Re:                       Underwriting Agreement, dated as of April 13, 2006
                          (the "Underwriting Agreement")
Underwriter:              Bear, Stearns & Co. Inc.
Series Designation:       Bear Stearns Asset Backed Securities Trust 2007-SD2
Class Designation Schedule of the Certificates: Class I-A-1A, Class I-A-1B, Class I-PO, Class I-A-1A, Class I-A-2B, Class I-A-3A, Class I-A-3B, Class I-X, Class I-B-1,Class I-B-2, Class I-B-3, Class II-A-1, Class II-A-2, Class II-M-1, Class II-M-2, Class II-M-3, Class II-M-4, Class II-M-5


Terms of the Certificates:

Class               Certificate Principal Balance          Pass-Through Rate
      I-A-1A                         $34,526,000.00             5.500
      I-A-1B                          $1,819,000.00             5.500
       I-PO                           $1,816,415.00             0.000
      I-A-2A                         $26,234,000.00             6.000
      I-A-2B                          $1,382,000.00             6.000
      I-A-3A                         $55,514,000.00             6.500
      I-A-3B                          $2,924,000.00             6.500
       I-X                           $47,759,641.00              VAR
      I-B-1                           $8,192,000.00              VAR
      I-B-2                           $4,946,000.00              VAR
      I-B-3                           $2,878,000.00              VAR
      II-A-1                        $137,696,000.00              ADJ
      II-A-2                         $34,424,000.00              ADJ
      II-M-1                          $4,776,000.00              ADJ
      II-M-2                          $4,471,000.00              ADJ
      II-M-3                          $7,418,000.00              ADJ
      II-M-4                          $5,284,000.00              ADJ
      II-M-5                          $2,032,000.00              ADJ


The Certificates purchased by the Underwriter will be offered from time to time by the Underwriter in negotiated transactions at varying prices to be determined at the time of sale.

*Contact Bear Searns for pricing information

Defined Terms: Terms not otherwise defined herein shall have the meanings given to such terms in the Pooling and Servicing Agreement dated as of February 1, 2007, among Bear Stearns Asset Backed Securities I LLC, as depositor, EMC Mortgage Corporation, as sponsor, Wells Fargo Bank, N.A., as master servicer and securities administrator, and Citibank, N.A., as trustee.

Form of Certificates Being Purchased by the Underwriter: Book-Entry.

Distribution Dates: The 25th day of each month or, if such 25th day is not a business day, the next succeeding business day beginning in March 2007.

Certificate Rating for the Certificates Being Purchased by the Underwriter:

                                        Ratings
                                        -------
Class              S&P            Fitch             Moody's
-----              ---            -----             -------
I-A-1A             AAA            AAA               Not Rated
I-A-1B             AAA            AAA               Not Rated
I-PO               AAA            AAA               Not Rated
I-A-2A             AAA            AAA               Not Rated
I-A-2B             AAA            AAA               Not Rated
I-A-3A             AAA            AAA               Not Rated
I-A-3B             AAA            AAA               Not Rated
I-X                AAA            AAA               Not Rated
I-B-1              AA             AA                Not Rated
I-B-2              A              A                 Not Rated
I-B-3              BBB            BBB               Not Rated
II-A-1             AAA            Not Rated         Aaa
II-A-2             AAA            Not Rated         Aaa
II-M-1             AA+            Not Rated         Aa1
II-M-2             AA             Not Rated         Aa2
II-M-3             A              Not Rated         A2
II-M-4             BBB            Not Rated         Baa2
II-M-5             BBB-           Not Rated         Baa3

Mortgage Assets: The Mortgage Loans to be included in the Trust Fund are as described in Annex A hereto.

Purchase  Price:  The aggregate purchase price payable by the Underwriter for
the Certificates covered by this Agreement will be $      *     (plus $    *
                                                    ------------       --------
in accrued interest).

Credit Enhancement: As described in the related Prospectus Supplement.

Closing Date: March 15, 2007.


*Contact Bear Searns for pricing information

The undersigned, as the Underwriter, agrees, subject to the terms and provisions of the above referenced Underwriting Agreement, which is incorporated herein in its entirety and made a part hereof, to purchase the respective principal amounts of the Classes of the above referenced Series of Certificates as set forth herein.

BEAR, STEARNS & CO. INC.

By:  /s/ Mary Haggerty
Name: Mary Haggerty
Title: Vice President

Accepted:

BEAR STEARNS ASSET BACKED
SECURITIES I LLC

By:   /s/ Baron Silverstein
Name: Baron Silverstein
Title:  Vice President